UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2025

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 Donley Drive, Suite 100, Austin, Texas		78758
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTC	NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.02                   Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated into this Item 1.02 by reference.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Independent Contractor Agreement

On May 22, 2025 (the “Notice Date”), Astrotech Corporation (the “Company”) delivered a notice of termination (the “Notice”) to With Finance Team LLC (“Consultant”), effective as of July 21, 2025, pursuant to which the Company provided sixty (60) days’ notice to Mr. Ryan Polk that the Company is terminating that certain Independent Contractor Agreement, dated effective February 15, 2025, by and between the Company and Consultant. The Notice contains certain surviving customary confidentiality provisions.

In connection with the Notice, on May 22, 2025, the board of directors of the Company (the “Board”) removed Mr. Polk from his positions as Chief Financial Officer, Treasurer and Secretary of the Company, effective as of the Notice Date.

Appointment of Chief Financial Officer

On May 22, 2025, the Board appointed Jennifer Cañas, the Company’s existing Controller, as the Chief Financial Officer, Treasurer and Secretary of the Company, including the role of principal financial and accounting officer, effective as of May 22, 2025.

Ms. Cañas, age 49, has served as the Company’s Corporate Controller since 2022. Ms. Cañas has over 20 years of experience in senior financial roles. Prior to joining the Company, Ms. Cañas served as the Controller of The Texas Water Company, formerly SJWTX (NASDAQ: HTO, formerly SJW) from 2018 to 2022. In 2008, Ms. Cañas founded a small business tax and financial advisory firm, where she served as a Controller Consultant until 2022. Ms. Cañas also has extensive experience at Big Four accounting firm, PricewaterhouseCoopers, and mid-size accounting firms. The Company believes that Ms. Cañas’ background provides strategic financial leadership and deep accounting experience essential to the role of Chief Financial Officer. Ms. Cañas received her Bachelor of Science degree in accounting from the University of Houston – Clear Lake, and is a Certified Public Accountant.

In connection with Ms. Cañas’ appointment, the Compensation Committee of the Board approved (i) an increase of Ms. Cañas’ annual base salary to $250,000 per year and (ii) based on the services to be rendered to the Company, a grant to Ms. Cañas of 5,250 options to purchase shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), with a strike price equal to the closing price of the Common Stock on May 22, 2025, and which such stock options will vest in equal monthly installments over three years, subject to Ms. Cañas’ continued service with the Company.

Other than the compensation described above, there are no arrangements or understandings between Ms. Cañas and any other persons pursuant to which she was selected to serve as the Company’s Chief Financial Officer, Treasurer and Secretary. There is no family relationship between Ms. Cañas and any director or executive officer of the Company. In addition, there are no transactions between the Company and Ms. Cañas or her immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

On May 28, 2025, the Company issued a press release announcing the appointment of Ms. Cañas as the Company’s new Chief Financial Officer, Treasurer and Secretary. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, issued May 28, 2025 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2025	Astrotech Corporation

	By:	/s/ Thomas B. Pickens III
Name: Thomas B. Pickens III
Chief Executive Officer, Chief Technology Officer and Chairman of the Board